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                                                                    EXHIBIT 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (File Nos. 333-100199 and 333-83990) and on Form S-8 (File Nos. 333-55354, 333-55380 and 333-55378) of BearingPoint, Inc. of our
reports dated September 18, 2003 relating to the financial statements and financial statement schedule, which appear in this Annual Report on Form 10-K/A. We also consent to the reference to us under the heading "Selected Financial Data" in this Annual Report on Form 10-K/A.

                                                      PRICEWATERHOUSECOOPERS LLP

McLean, Virginia
October 6, 2003